Exhibit 99.1


JULY 25, 2001

Contact:   MEDIA                                INVESTORS
           Brad Bishop                          Sophia Twaddell
           Zimmer                               Fleishman-Hillard
           218-371-4291                         312-751-3738
           bradley.bishop@zimmer.com            traddels@fleishman.com


       Zimmer Announces Second Quarter and Six Month Sales and Earnings

Highlights:     Net Sales increased 13% (17% excluding foreign exchange rate fluctuations) in the Second Quarter
                        - Net Sales in the Americas increased 21% for the
                Quarter
                Spin-Off from Bristol-Myers Squibb expected on August 6, 2001
                First Day of Trading in Zimmer Stock expected on August 7, 2001


     (WARSAW, IN) July 25, 2001 -- Zimmer Holdings, Inc. today announced 2001 second quarter and first half net sales and earnings in anticipation of its expected spin-off from Bristol-Myers Squibb Company (NYSE:BMY). The results announced reflect the operations of Zimmer as a division of Bristol-Myers Squibb. Bristol-Myers Squibb has announced that it expects to distribute on August 6, 2001 all of the outstanding shares of Zimmer as a tax-free dividend to Bristol-Myers Squibb common stockholders of record on July 27, 2001. Zimmer expects to begin trading on the New York Stock Exchange on August 7, 2001 under the ticker symbol ZMH.

     "Our business is performing exceptionally well as we enter our new era as a publicly traded company," said Ray Elliott, president and chief executive officer of Zimmer Holdings, Inc. "We delivered outstanding results in all geographic territories during the second quarter of 2001, particularly in the U.S. reconstructive market, and, excluding provisions for our separation from Bristol-Myers Squibb, our earnings in the first six months of 2001 grew faster than sales. Our employees worldwide look forward to building on this success in the future".

Second Quarter Results

     Net sales for the second quarter increased 13% (17% excluding foreign exchange rate fluctuations) to $294.3 million from $260.9 million during the second quarter of 2000. Earnings before income taxes decreased 4% to $68.9 million from $71.9 million a year ago. Net earnings decreased 8% to $43.2 million compared to $46.9 million in 2000. During the quarter, the company incurred separation costs of $13.1 million on a pre-tax basis and $9.7 million on an after-tax basis. Excluding separation costs, earnings before income taxes increased 14% to $82.0 million, while net earnings increased 13% to $52.9 million.

Six Month Results

     Net sales for the first six months of 2001 grew 13% (17% excluding foreign exchange rate fluctuations) to $580.3 million from $514.4 million during the first six months of 2000. Earnings before income taxes decreased 4% to $125.5 million from $130.7 million a year ago. Net earnings decreased 8% to $79.2 million compared to $85.7 million in 2000. During the first six months, the company incurred separation cost of $27.5


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million on a pre-tax basis and $19.6 on an after-tax basis. Excluding separation costs, earnings before income taxes increased 17% to $153.0 million, while net earnings increased 15% to $98.8 million.

Category and Geographic Results

     During the second quarter of 2001, sales of reconstructive implants grew 16% to $222.9 million (20% excluding foreign exchange rate fluctuations) compared to $191.8 million during the second quarter of 2000. Sales of fracture management products, growth of which can fluctuate depending on the timing of new product introductions, increased 1% over the prior year to $31.3 million (5% excluding foreign exchange rate fluctuations) and sales of other surgical products increased 6% over the prior year to $40.1 million (9% excluding foreign exchange rate fluctuations). For the first six months, reconstructive implant sales increased 15% over the prior year to $436.4 million (19% excluding foreign exchange rate fluctuations) while fracture management product sales rose 2% to $63.8 million (6% excluding foreign exchange rate fluctuations) and sales of other surgical products increased 9% to $80.1 million (12% excluding foreign exchange rate fluctuations).

     Net sales in the Americas led the company in overall sales growth, increasing 21% to $195.5 million in the second quarter, and 20% to $388.0 million for the first six months, as compared to the same periods of 2000. For the second quarter, knee sales increased 28% supported by growth in sales of the NexGen(R) Legacy(R) Posterior Stabilized knee, the recently introduced NexGen(R) Legacy(R) Posterior Stabilized Flex knee, as well as the M/G(TM) Uni knee. Hip sales increased 26%, driven by strong sales of our VerSys(R) porous hip stems, the introduction of Trabecular Metal acetabular cups and increased sales of Trilogy(R) cups incorporating Longevity(R) highly cross-linked polyethylene liners. Fracture management product sales increased 5%.

     Net sales in the Asia Pacific region decreased 5% (increased 7% excluding foreign exchange rate fluctuations) to $64.7 million in the second quarter and decreased 3% (increased 7% excluding foreign exchange rate fluctuations) to $126.0 million for the first six months, as compared to the same periods of 2000. For the second quarter, knee sales decreased 6% (increased 6% excluding foreign exchange rate fluctuations), reflecting continuing strong sales of NexGen(R) Legacy(R) Posterior Stabilized Flex knee. Hip sales decreased 5% (increased 8% excluding foreign exchange rate fluctuations) driven primarily by strong sales of VerSys(R) porous hip stems and Trilogy(R) cups. Fracture management product sales decreased 6% (increased 6% excluding foreign exchange rate fluctuations) reflecting continuing strong M/DN(R) nail sales, partially offset by lower sales of compression hip screws.

     Net sales in Europe (which includes the Middle East and Africa) grew 7% (13% excluding foreign exchange rate fluctuations) to $34.1 million in the second quarter and increased 9% (16% excluding foreign exchange rate fluctuations) to $66.3 million for the first six months, as compared to the same periods of 2000. The second quarter increase was driven by higher sales in the United Kingdom, Germany, Spain, France and Italy. For the second quarter, knee sales increased 11% (17% excluding foreign exchange rate fluctuations) driven by strong sales of the NexGen Legacy(R) system of knee prostheses. Hip sales increased 5% (11% excluding foreign exchange rate fluctuations) supported by the introduction of ZMR(R), our modular revision hip product, and increased sales of Trilogy(R) cups incorporating Longevity(R) highly cross-linked polyethylene liners. Fracture management product sales decreased 3% (increased 2% excluding foreign exchange rate fluctuations).

     Zimmer, based in Warsaw, Indiana, is a global leader in the design, development, manufacturing and marketing of orthopaedic reconstructive implants and fracture management products. Orthopaedic


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reconstructive implants restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Fracture management products are devices used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer also manufactures and markets other products related to orthopaedic and general surgery. Zimmer was founded in 1927 and has more than 3,200 employees worldwide. For the year 2000, Zimmer recorded worldwide revenues of more than $1 billion. For further information regarding Zimmer and its spin-off from Bristol-Myers Squibb, please see Zimmer's Form 10 which is filed with the Securities and Exchange Commission.


     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS, ESTIMATES, FORECASTS AND PROJECTIONS ABOUT THE ORTHOPAEDICS INDUSTRY, MANAGEMENT'S BELIEFS AND ASSUMPTIONS MADE BY MANAGEMENT. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT COULD CAUSE ACTUAL OUTCOMES AND RESULTS TO DIFFER MATERIALLY. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, PRICE AND PRODUCT COMPETITION, RAPID TECHNOLOGICAL DEVELOPMENT, DEMOGRAPHIC CHANGES, DEPENDENCE ON NEW PRODUCT DEVELOPMENT, THE MIX OF OUR PRODUCTS AND SERVICES, CUSTOMER DEMAND FOR OUR PRODUCTS AND SERVICES, OUR ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES, CONTROL OF COSTS AND EXPENSES, OUR ABILITY TO FORM AND IMPLEMENT ALLIANCES, INTERNATIONAL GROWTH, U.S. AND FOREIGN GOVERNMENT REGULATION, REIMBURSEMENT LEVELS FROM THIRD-PARTY PAYORS, GENERAL INDUSTRY AND MARKET CONDITIONS AND GROWTH RATES AND GENERAL DOMESTIC AND INTERNATIONAL ECONOMIC CONDITIONS INCLUDING INTEREST RATE AND CURRENCY EXCHANGE RATE FLUCTUATIONS. FOR A FURTHER LIST AND DESCRIPTION OF SUCH RISKS AND UNCERTAINTIES, SEE THE REPORTS FILED BY ZIMMER WITH THE SECURITIES AND EXCHANGE COMMISSION. ZIMMER DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.